EXHIBIT 24


                             Consent of Independent Accountants


                 We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44275) of our report dated June 23, 1995, which report is included in the Financial Statements for the Melroe Savings and Investment Plan for the year ended December 31, 1994, which are filed along with the Form 11-K to which this consent is attached as an exhibit.



                 /s/Price Waterhouse
                 Price Waterhouse LLP
                 South Bend, Indiana
                 June 29, 1995